March 30, 1999



Exigent International, Inc.
1225 Evans Road
Melbourne, FL 32904-2314

Ladies and Gentlemen:

We have acted as counsel for Exigent International, Inc., a Delaware corporation (the "Company"), in connection with the registration of 2,500,000 shares (the "Shares") of Common Stock, $.01 par value (the "Common Stock"), issuable upon the exercise of outstanding stock options under the Company's Omnibus Stock Option and Incentive Plan (the "Plan").

In connection with this opinion, we have examined the Registration Statement on Form S-8 filed with the Securities and Exchange Commission ("SEC") pursuant to the rules and regulations promulgated under the Securities Act of 1933, as amended, on the date hereof (the "Registration Statement"), relating to the above-mentioned registration. In addition, we have examined such corporate records, certificates and other documents, and reviewed such questions of law, as we have deemed necessary or advisable in order to enable us to render the opinion contained herein.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to unsigned documents of all documents submitted to as certified or photostatic copies, and the authenticity of the originals of such latter documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all appropriate State "Blue Sky" and securities laws.

Based upon the foregoing, we are of the opinion that the Shares of Common Stock being registered under the Registration Statement, when issued and paid for as contemplated by the Plan, assuming due execution of the certificates therefor, will be legally issued, fully paid and non-assessable.

We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder.

                                                           Very truly yours,



                                                           EDWARDS & ANGELL, LLP